Exhibit 4.1

[Wauwatosa Holdings Logo]

Number		Shares
****	INCORPORATED UNDER THE LAWS OF THE STATE OF WISCONSIN	***********

CUSIP
SEE REVERSE FOR CERTAIN RESTRICTIONS

  THIS CERTIFIES THAT ********SPECIMEN****************

  is the owner of **********************************************************************

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

Wauwatosa Holdings, Inc.
(the “Company”), a corporation chartered under the laws of the State of Wisconsin.

     This Certificate is transferable only on the books of the Company upon the surrender of the same properly endorsed. The interest in the Company represented by this Certificate may not be retired or withdrawn except as provided in the Articles of Incorporation or Bylaws of the Company. This security represents nonwithdrawable capital and is not a deposit or account and is not federally insured or guaranteed.

     This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

     IN WITNESS WHEREOF, Wauwatosa Holdings, Inc. has caused this Certificate to be executed by its duly authorized officers and has caused its seal to be hereunto affixed.

     DATED:

WAUWATOSA HOLDINGS, INC.

By:

SECRETARY		PRESIDENT

WAUWATOSA HOLDINGS, INC.
INFORMATION CONCERNING AUTHORIZED SHARES

     The designations of the two classes of shares of the Company are: Preferred Stock, par value $.01 per share, which may be divided into and issued in series by the Board of Directors, and Common Stock, par value $.01 per share. The Company will upon request furnish any shareholder, in writing and without charge, information as to the number of such shares authorized and outstanding and a copy of the portions of the Articles of Incorporation and/or Board of Director resolutions containing the designations, preferences, limitations and relative rights of all shares and any series thereof and the authority of the Board of Directors to determine variations for future series.

     The following abbreviations, when used in the inscription on the fact of this certificate, shall be contained as through they were written out in full according to applicable laws or regulations:

TEN	___ -	as tenants in common	UNIF GIFT MIN ACT - Custodian
TEN	___	as tenants by the entireties	(Cust) (Minor)
JT TEN	___	as joint enants with right of	under Uniform C___to Minors
		survivorship and not as tenants	Act
		in common	(State)
UNIF TRF MIN ACT - ___Custodian (until age ___)
under Uniform Trans___
(Minor)
to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED,                                          hereby sell, assign and transfer unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

(PLEASE PRINT OR TYPEWRITE SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)

                                         Shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                                  Attorney to transfer the said shares on the books of the within named corporation with full power of substitution in the premises.

Dated:

(Signature of Assignor)

		NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.RULE 17Ad-18.